UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2022

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	000-56112	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1108 S. Baldwin Avenue, Suite 107 Arcadia, California	91007
(Address of principal executive offices)	(Zip Code)

(855) 707-2077

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on July 29, 2022, Genufood Energy Enzymes Corp. (the “Company”) and David Tang (the “Executive”) executed an employment agreement (the “Employment Agreement”) dated July 29, 2022. Pursuant to the Employment Agreement, the Executive’s full time employment with the Company as the Chief Executive Officer began on July 15, 2022, and the Executive’s responsibilities include executing development of electric vehicle supply equipment (“EVSE”) or commonly known as charging stations and coordinating global strategy and marketing. Additionally, under the Employment Agreement, the Executive shall receive an annual base salary of $150,000 and be eligible for annual bonus subject to certain millstones as mutually agreed by the Executive and the board of directors (the “Board”) of the Company. In accordance with the Employment Agreement, the Executive is also eligible for other benefits, such as medical/dental insurance and telecommunication/commuting reimbursements and paid vacation days.

In connection with the Employment Agreement, on July 29, 2022, the Company and the Executive entered into a stock option agreement (the “Stock Option Agreement”), pursuant to which the Company granted the Executive the stock option (the “Stock Option”) as of July 15, 2022 (the “Date of Grant”) to purchase a total of 15,000,000 shares of the Company’s common stock at the exercise price of $0.01 per share under the Company’s 2022 Incentive Stock Option Plan. Subject to the terms and conditions of the Stock Option Agreement, the first twenty-five percent (25%) of the Stock Option will be vested on July 15, 2023; the second twenty-five percent (25%) of the Stock Option will be vested on July 15, 2024; the third twenty-five percent (25%) of the Stock Option will be vested on July 15, 2025; and the fourth twenty-five percent (25%) of the Stock Option will be vested on July 15, 2026. Unless terminated earlier pursuant to the Stock Option Agreement, the Stock Option shall expire on July 15, 2032 (the “Expiration Date”).

In accordance with the Stock Option Agreement, upon termination of the Executive’s employment by the Company without “Cause” or “Change in Control” (each as defined in the Stock Option Agreement), the Stock Option shall fully vest and remain exercisable until the Expiration Date. In the event of termination of employment due to the Executive’s death and pursuant to the Stock Option Agreement, the Executive’s legal representative is entitled to exercise the Stock Option in accordance with the terms and conditions of the Stock Option Agreement, and the Stock Option shall terminate three (3) years after the date of such death or on the Expiration Date, whichever date is earlier. In the event of termination of employment by the Executive for “Good Cause” (as defined in the Stock Option Agreement), the vesting of the Stock Option shall accelerate and become vested according to the formula specified in the Stock Option Agreement.

The foregoing description of the Employment Agreement and the Stock Option Agreement (the “Agreements”) does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, a form of which is filed herein as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

On August 1, 2022, the Board of the Company unanimously approved to expand the Company’s business in the area of electric vehicle supply equipment and will direct the management team to implement its new business plan in such industry.

Item 9.01 Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between David Tang and Genufood Energy Enzymes Corp. dated July 29, 2022

10.2	Stock Option Agreement between David Tang and Genufood Energy Enzymes Corp. dated July 29, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: August 4, 2022	By:	/s/ David Tang
David Tang
Chief Executive Officer